Exhibit 10.7

RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO:

East-West Bank
475 Huntington Drive
San Marino, California 91108
Attention: Deborah Beveridge

SUBORDINATION AGREEMENT

NOTICE: THIS SUBORDINATION AGREEMENT RESULTS IN YOUR SECURITY INTERESTS IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

THIS SUBORDINATION AGREEMENT is made as of June __, 2013 by PALI-HOLLOWAY, LLC, a California limited liability company ("Borrower”) INSPIRED BUILDERS, INC., a Nevada corporation ("Subordinate Lender"), and EAST-WEST BANK, a California banking corporation ("Senior Lender").

RECITALS

A.      Concurrently with the execution and delivery of this Agreement, Borrower is making a Secured Promissory Note payable to the order of Subordinate Lender in the principal amount of $19,000,000 (the "Subordinate Note”). The loan evidenced by the Subordinate Note (the "Subordinate Loan") is being made pursuant to the terms and conditions set forth in the Loan Agreement between Borrower and Subordinate Lender (the "Subordinate Loan Agreement"). Borrower's performance of its obligations under the Subordinate Note and the Subordinate Loan Agreement is secured by the Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing executed by Borrower for the benefit of Subordinate Lender, which will be recorded in the Official Records of Los Angeles, California concurrently with this Agreement (the "Subordinate Deed of Trust"). The Subordinate Deed of Trust encumbers the real property described in Exhibit A attached hereto (the "Property"). The Subordinate Loan Agreement, Subordinate Note, Subordinate Deed of Trust and each other document, instrument or agreement executed or otherwise delivered in connection with them, as they may in the future be modified or amended, are referred to as the "Subordinate Loan Documents."

B.       Concurrently with the execution and delivery of this Agreement, Borrower and Subordinate Lender acknowledge that Borrower is indebted to Senior Lender in the amount of $_____________ pursuant to a Promissory Note payable to the order of Senior Lender in the original principal amount of $17,980,000 (the "Senior Note"). The loan evidenced by the Senior Note (the "Senior Loan") is being made pursuant to the terms and conditions set forth in the Construction Loan Agreement of this date between Borrower and Senior Lender (the "Senior Loan Agreement").

Borrower’s performance of its obligations under the Senior Note and Senior Loan Agreement is secured by the Construction Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filing of this date executed by Borrower for the benefit of Senior Lender (the "Senior Deed of Trust"). The Senior Deed of Trust is to be recorded concurrently with Borrower's and Senior Lender's entering into this Agreement and encumbers the Property. The Senior Note, Senior Loan Agreement, Senior Deed of Trust and each other document, instrument or agreement executed or otherwise delivered in connection with them, as they may in the future be modified or amended, are referred to as the "Senior Loan Documents."

C. The parties' execution and delivery of this Agreement is a condition precedent to Senior Lender's obligation to make the Senior Loan. Borrower and Subordinate Lender will benefit from Senior Lender's making the Senior Loan. Accordingly, Borrower and Subordinate Lender are willing the enter into this Agreement for Senior Lender's benefit.

AGREEMENT

1.        Subordination.

(a)       All amounts owing to Subordinate Lender under the Subordinate Loan Documents are and shall be subordinate, to the extent and in the manner provided in this Agreement, in right of payment to the prior payment in full of all amounts owing to Senior Lender under the Senior Loan Documents.

(b)       The lien of the Subordinate Deed of Trust and other Subordinate Loan Documents is and shall be subordinate, to the extent and in the manner provided in this Agreement, to the lien of the Senior Deed of Trust and the other Senior Loan Documents.

(c)       Subordinate Lender acknowledges that the priority ofthe Senior Loan Documents as provided in this Section 1 includes, without limitation, Senior Lender's prior right to voluntary payments from Borrower or others, proceeds of any assignment of rents, monies held by receivers and proceeds of insurance, condemnation or other claims relating to the Property or any of the other collateral given to secure Borrower's performance of the Senior
Loan (the Property, together with such collateral, being collectively, the "Collateral").

2.        Payment on Subordinate Loan Documents. Upon Senior Lender's delivery to Borrower and Subordinate Lender of a notice that an "Event of Default" (as defined in the Senior Loan Agreement) has occurred and is continuing, Borrower shall not make and Subordinate Lender shall not accept any further payments under the Subordinate Loan until the first to occur of (a) Borrower's statutory reinstatement of the Senior Loan, (b) Senior Lender's other acceptance of a cure of such Event of Default or (c) full and final payment in cash of all obligations owing to Senior Lender under the Senior Loan Documents. As long as Subordinate Lender has not received any written notice of an event of default under the Senior Loan Documents, Subordinate Lender shall be entitled to receive and collect any regularly scheduled interest payments, principal payments and other payments required to be made by Borrower under the Subordinate Loan Documents.

3.        Subordination Absolute. The Senior Loan Documents shall constitute a lien upon the Collateral which is unconditionally and under all circumstances (including, without limitation, any impairment of the lien ofthe Subordinate Deed of Trust and Subordinate Lender's security interest in the Collateral) prior to the lien of the Subordinate Loan Documents. Senior Lender shall have no duty or responsibility, and the priority of the lien of the Senior Loan Documents over the lien of the Subordinate Loan Documents shall in no way be affected or diminished by any failure of Senior Lender, to consult with, obtain the consent of or in any way communicate with or notify Subordinate Lender regarding any act or omission by Senior Lender relating to the Collateral, the Senior Loan, the Senior Loan Documents, Borrower or otherwise. Without limiting the generality of the foregoing, Subordinate Lender agrees as follows:

(a)       Subordinate Lender has been afforded the opportunity to review, and has made such review as it has deemed necessary of (i) the Senior Loan Documents, and (ii) all agreements, including but not limited to any loan or escrow agreements, between Borrower and Senior Lender for the disbursement, repayment and redisbursement of the proceeds of the Senior Loan;

(b)       Senior Lender in making disbursements of the Senior Loan is under no obligation or duty to, nor has Senior Lender represented that it will, see to the application of the proceeds of the Senior Loan by Borrower and any application or use of such proceeds for purposes other than those provided for in the Senior Loan Documents shall not defeat the subordination agreed to in Section 1 above, either in whole or in part;

(c)       Subordinate Lender's agreement to subordinate is applicable with respect to all disbursements or advances made or to be made pursuant to the Senior Loan Documents, whether optional or obligatory;

(d)       Senior Lender need not inquire into the power of Borrower or the authority of its partners or agents acting or purporting to act in its behalf. Any credit granted to Borrower pursuant to the Senior Loan Documents shall be deemed to have been granted in consideration of and in reliance upon this Agreement;

(e)       Borrower's indebtedness under the Senior Loan Documents may exceed the face amount of the Senior Note without impairing the subordination made above;

(f)       Upon such terms and at such times as it deems best and without notice to Subordinate Lender, Senior Lender may, without impairing the subordination made above, (i) renew, alter, compromise, accelerate, extend or change the time or manner for the payment of any indebtedness or the performance of any obligation under or evidenced by the Senior Loan Documents; (ii) supplement, modify or amend in any way the Senior Loan Documents; provided, however, that except for increases in the principal amount of the Senior Loan of up to $2,000,000 in the aggregate to cover increases in construction costs and payments for taxes, insurance or any other protective advances necessary to prevent the impairment of Senior Lender's security pursuant to the Senior Loan Documents, Senior Lender may not increase the principal amount of the Senior Loan without Subordinate Lender's consent thereto, which consent shall not be unreasonably withheld, conditioned or delayed; (iii) increase or reduce the rate of interest or release Borrower (by acceptance of a deed in lieu of foreclosure or otherwise) as to all or any portion of the Senior Loan; (iv) accept additional or substituted security for any indebtedness or the performance of any obligation under or evidenced by the Senior Loan Documents; or (v) release or subordinate any security for any indebtedness or the performance of any obligation under or evidenced by the Senior Loan Documents;

(g)       Senior Lender shall have no duty to disclose to Subordinate Lender any facts Senior Lender may now know or learn later about Borrower, any guarantor of the Senior Loan, the Collateral or any other security for the Senior Loan, regardless of whether Senior Lender has reason to believe that (i) any such facts materially increase Subordinate Lender's risk beyond that which Subordinate Lender intends to assume or (ii) such facts are unknown to Subordinate Lender or Senior Lender has a reasonable opportunity to communicate such facts to Subordinate Lender, it being understood and agreed that Subordinate Lender is fully responsible for being and keeping informed of the financial condition of Borrower, any guarantor for the Senior Loan, the Collateral and of all circumstances bearing on any of them;

(h)       With or without notice to Subordinate Lender, Senior Lender, in its sole discretion and at any time and from time to time and in such manner and upon such terms as it deems fit may: (i) apply any payments or recoveries from Borrower or realized from any security for the Senior Loan, in such manner, order or priority as Senior Lender sees fit, to the indebtedness of Borrower to Senior Lender under the Senior Loan Documents whether or not such indebtedness is otherwise secured or is due at the time of such application; and (ii) refund to Borrower any payment received by Senior Lender upon any indebtedness under the Senior Loan Documents and the Subordinate Loan Documents shall remain fully subordinate to the amount refunded;

(i)       No exercise of any right given Senior Lender by the Senior Loan Documents or this Agreement, no failure to exercise any right referred to in the foregoing clause, no dealing by Senior Lender with Borrower or any guarantor, endorser or any other person, and no impairment or suspension of any right or remedy of Senior Lender or Subordinate Lender shall in any way affect any of the obligations of Subordinate Lender under this Agreement or the subordination made by this Agreement, or give Subordinate Lender any recourse against Senior Lender; and

(j)       Without in any way limiting the foregoing, Senior Lender and Subordinate Lender expressly agree and understand that the continued lien of the Subordinate Loan Documents upon the Collateral is an accommodation agreed to by Senior Lender on the condition that the lien of the Senior Loan Documents and the rights of Senior Lender shall in no way be impaired or diminished by, and Subordinate Lender's agreement to that effect is a substantial and material consideration to Senior Lender in making the Senior Loan.

4.        [Intentionally omitted.]

5.        Payments Received in Trust. All payments or distributions upon or with respect to the Subordinate Loan that are received by Subordinate Lender contrary to the provisions of this Agreement shall be received in trust for the benefit of Senior Lender, shall be segregated from other funds and property held by Subordinate Lender and shall be promptly paid to Senior Lender in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to or held as collateral (in the case of non-cash property) for the payment or prepayment of the Senior Loan in accordance with its terms.

6.        No Commencement of Any Proceeding. Subordinate Lender agrees that, so long as any amount of the Senior Loan shall remain unpaid, it will not commence, or join with any creditor other than Senior Lender in commencing, any bankruptcy, insolvency, reorganization or similar proceeding.

7.        Rights of Subrogation. Subordinate Lender agrees that no payment or distribution to Senior Lender pursuant to the provisions of this Agreement shall entitle Subordinate Lender to exercise any rights of subrogation with respect to such payment until the Senior Loan shall have been paid in full.

8.        Further Assurances. Subordinate Lender and Borrower each will further mark its books of account in such a manner as shall be effective to give proper notice of the effect of this Agreement and will, in the case of any portion of the Subordinate Loan that is not evidenced by any instrument, upon Senior Lender's request cause such portion of the Subordinate Loan to be evidenced by an appropriate instrument or instruments endorsed with the above legend. Subordinate Lender and Borrower each will, at its expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Senior Lender may request, in order to protect any right or interest granted or purported to be granted by this Agreement or to enable Senior Lender to exercise and enforce its rights and remedies under this Agreement. Without limiting the generality of the foregoing, Subordinate Lender shall provide to Senior Lender a UCC-2 Financing Statement for filing with the California Secretary of State which gives notice of the subordination of any UCC-1 Financing Statement filed by Subordinate Lender in connection with the Subordinate Loan to any UCC-1 Financing Statement filed by Senior Lender in connection with the Senior Loan.

9.        Changes in Subordinate Loan. Subordinate Lender shall not permit the terms of any of the Subordinate Loan Documents to be changed in such a manner as to have an adverse effect upon the rights or interests of Senior Lender, including, without limitation, increase the rate of interest provided for in the Subordinate Note, provide for advances in addition to or for any purpose other than as set forth in the Subordinate Loan Agreement or cross-default or cross-collateralize the Subordinate Loan with any other loan from Subordinate Lender to Borrower.

10.      Notices and Opportunity to Cure. Subordinate Lender shall give Senior Lender (a) notice of any default under the Subordinate Loan Documents and the occurrence of any event which, with the giving of notice or the passage of time, or both, would become such a default and (b) such other notices regarding the Subordinate Loan as Borrower shall be obligated to give Subordinate Lender under the Subordinate Loan Documents from time to time.

11.      Refinancing. Subordinate Lender agrees that if Borrower obtains a new loan secured by the Property in an amount not greater than the amount of the Senior Loan on the date hereof, substantially all of the proceeds of which are used to repay the Senior Loan (or repay other loans which are used to repay the Senior Loan), Subordinate Lender shall, at the request of such refinancing lender, enter into a new agreement providing the same terms and conditions as set forth in this Agreement and such additional terms as are reasonably requested by such refinancing lender.

12.      Leases. Subordinate Lender shall consent to such leases of space in the Property as and at the time Senior Lender shall so consent and shall execute and deliver nondisturbance agreements to tenants if, at the time and in the manner given by Senior Lender.

13.      Sole Agreement Regarding Subordination. This Agreement is the sole agreement with regard to the subordination of the Subordinate Loan to the Senior Loan and supersedes and cancels any prior agreements as to such subordination, including, without limitation, those provisions, if any, contained in the Subordinate Loan Documents. In the event of any conflict between this Agreement and the Subordinate Loan Documents, this Agreement shall control.

14.      Representations and Warranties. Subordinate Lender represents and warrants to Senior Lender that all obligations to be performed and payments due under the Subordinate Loan Documents are in good standing and there currently exist no breach or default, or events or circumstances which, with the giving of notice or the passage oftime or both, would constitute a breach or default, under the Subordinate Loan Documents.

15.      Specific Performance. Senior Lender is authorized to demand specific performance of this Agreement, whether or not Borrower shall have complied with any of the provisions of this Agreement applicable to it, at any time when Subordinate Lender shall have failed to comply with any of the provisions of this Agreement applicable to it. Subordinate Lender irrevocably waives any defense, based on the adequacy of a remedy at law, that might be asserted as a bar to such remedy of specific performance.

16.      Miscellaneous.

(a)       Notices. Any notice, demand or request required under this Agreement shall be given in writing at the addresses set forth below by personal service; telecopy; overnight courier; or registered or certified, first class mail, return receipt requested.

If to Borrower:

Pali-Holloway, LLC
8465 Holloway Drive
Los Angeles, California 90069
Attention: Avi Brosh
Tel. No.: (310) 913-1694

If to Subordinate Lender:

Inspired Builders, Inc.
c/o Cor Capital LLC
233 Wilshire Boulevard
Santa Monica CA 90401
Attention: President
Fax No.: (949) 729-1665

If to Senior Lender:

East-West Bank
475 Huntington Drive
San Marino, California 91108
Attention: Deborah Beveridge
Fax No.: (626) 441-3035

Such addresses may be changed by notice to the other parties given in the same manner as required above. Any notice, demand or request shall be deemed received as follows: (i) if sent by personal service, at the time such personal service is effected(ii) if sent by telecopy, upon the sender's receipt of a confirmation report generated by the sender's telecopier indicating receipt by the recipient's telecopier(iii) if sent by overnight courier, on the business day immediately following deposit with the overnight courier; and (iv) if sent by mail, three business days following deposit in the mail.

(b)       Governing Law. All questions with respect to the construction of this Agreement and the rights and liabilities of the parties to this Agreement shall be governed by the laws of the State of California.

(c)       Binding on Successors. This Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of each of the parties to this Agreement.

(d)       Attorneys' Fees. In the event any legal action or proceeding is commenced to interpret or enforce the terms of, or obligations arising out of, this Agreement, or to recover damages for any breach of this Agreement, the party prevailing in any such action or proceeding shall be entitled to recover from the non-prevailing party all reasonable attorneys' fees, costs and expenses incurred by the prevailing party. Such attorneys' fees and costs shall include attorneys' fees and costs incurred in any post-judgment proceedings to enforce any judgment in connection with this Agreement. This provision is separate and several and shall survive the merger of this provision into any judgment.

(e)       Counterpa rts. This Agreement may be executed in any number of original counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one instrument. The original signature page of any counterpart may be detached from such counterpart and attached to any other counterpart identical to such counterpart (except having additional signature pages executed by other parties to this Agreement) without impairing the legal effect of any such signature(s).

(f)        Entire Agreement. This Agreement constitutes the entire agreement and understanding between and among the parties in respect of the subject matter of this Agreement and supersedes all prior agreements and understandings with respect to such subject matter, whether oral or written.

(g)       Waivers. Waiver by Senior Lender of any term, covenant or condition under this Agreement or any failure by Senior Lender to insist upon strict performance by Subordinate Lender or Borrower of any term, covenant or condition contained in this Agreement, shall be effective or binding on Senior Lender only if made in writing by Senior Lender; no such waiver shall be implied from any omission by Senior Lender to take action with respect to any such term, covenant, condition or default. No express written waiver by Senior Lender of any term, covenant, condition or default shall affect any other term, covenant, condition or default or cover any other time period than the application of any such term, covenant or condition to the matter as to which a waiver has been given or the default or time period specified in such express waiver. This Agreement may be amended only by an instrument in writing signed by the parties to this Agreement.

(h)       Severability. If any part of this Agreement is declared invalid for any reason, such shall not affect the validity of the rest of the Agreement. The other parts of this Agreement shall remain in effect as if this Agreement had been executed without the invalid part. The parties declare that they intend and desire that the remaining parts of this Agreement continue to be effective without any part or parts that have been declared invalid.

[Signatures on next page]

Borrower:	PALl-HOLLOWAY, LLC,
a California limited liability company

	By:	Pali-Holloway Management LLC, a California limited liability company and successor to Palisades General Contracting Company, a California corporation, its Manager

	By:	Avi Brosh, President

Subordinate Lender:	INSPIRED BUILDERS, INC.,
a Nevada corporation

By:
Name:
Its:

Senior Lender	EAST-WEST BANK,
a California banking corporation

By:
Deborah Beveridge,
Senior Vice President

ACKNOWLEDGEMENT

STATE OF CALIFORNIA	}
}ss.
COUNTY OF LOS ANGELES	}

On June __, 2013, before me, ____________________, notary public, personally appeared Avi Brosh, personally known to me to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his authorized capacity, and that his signatures on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

________________________________________

ACKNOWLEDGEMENT
STATE OF CALIFORNIA	}
}ss.
COUNTY OF LOS ANGELES	}

On June __, 2013, before me, ____________________, notary public, personally appeared _______________, personally known to me to be the person whose name is subscribed to the within instrument on behalf of Inspired Builders, Inc., and acknowledged to me that he executed the same in his authorized capacity, and that his signatures on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

________________________________________

STATE OF CALIFORNIA	}
}ss.
COUNTY OF LOS ANGELES	}

On June __, 2013, before me, ____________________, notary public, personally appeared Deborah Beveridge, personally known to me to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his authorized capacity, and that his signatures on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

EXHIBIT A

Legal Description

That certain real property located in the City of West Hollywood, County of Los Angeles, State of California, more particularly described as follows:

PARCEL 1:

THE SOUTH 100 FEET OF LOTS 4 AND 5 IN BLOCK A OF THE RUSH TRACT, IN THE CITY OF WEST HOLLYWOOD, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 15, PAGE 181 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

PARCEL 2:

THE SOUTH 100 FEET OF LOT 6 IN BLOCK A OF HACIENDA PARK, IN THE CITY OF WEST HOLLYWOOD, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 10, PAGE 106 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

PARCEL3:

THE NORTH 50 FEET OF LOTS 4 AND 5 IN BLOCK A OF THE RUSH TRACT, IN THE CITY OF WEST HOLLYWOOD, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 15, PAGE 181 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

PARCEL4:

THE NORTH 50 FEET OF LOT 6 IN BLOCK A OF HACIENDA PARK, IN THE CITY OF WEST HOLLYWOOD, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 9, PAGE 129, AND IN BOOK 10, PAGE 106 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

Assessor's Parcel No: 5555-004-015 and 555-004-039

A-1